Exhibit 10.11

DATED	27 July	2018

(1) THE OXFORD SCIENCE PARK LIMITED

and

(2) EX SCIENTIA LIMITED

LEASE

relating to

Part Ground Floor, The Schrodinger Building

The Oxford Science Park

Sandford-on-Thames

Oxford

Knights plc

Festival House

Jessop Avenue

Cheltenham

Gloucestershire

GL50 3SH

CONTENTS

CLAUSE

1.	Definitions and Interpretation	1

2.	Demise	6

3.	Tenant’s Covenants	7

4.	Landlord’s Covenants	22

5.	Energy Performance Certificates	24

6.	Miscellaneous Provisions	24

7.	New Lease	29

Schedule 1		30

Part 1 - Particulars of the Demised Premises		30

Part 2 - Easements and Rights Granted		30

Part 3 - Exceptions and Reservations		32

Part 4 - Documents Affecting Title		32

Schedule 2 - Provisions for the review of the principal rent		33

Schedule 3 - Provisions relating to the Service Charge		37

Part 1 - Services relating to the Science Park		37

Part 2 - Services relating to the Building		38

Part 3 - Calculation of Tenant’s Proportion		40

Schedule 4 - Science Park Regulations and Stipulations		42

Schedule 5		43

Part 1 - Surety Covenants		43

Part 2 - Form of Authorised Guarantee Agreement		46

PRESCRIBED CLAUSES

LR1.	Date of lease

27 July 2018

LR2.	Title number(s)

LR2.1	Landlord’s title number(s)

ON324755

LR2.2	Other title numbers

ON323918

LR3.	Parties to this Lease

Landlord

THE OXFORD SCIENCE PARK LIMITED company registration number 2287341 whose registered office is at Magdalen College, High Street, Oxford OX1 4AU (Landlord).

Tenant

EX SCIENTIA LIMITED company registration number SC428761 whose registered office is at Dundee Incubator, James Lindsay Place, Dundee, DD1 5JJ (Tenant).

Guarantor

None.

LR4.	Property

In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The land demised by this Lease is known as Part Ground Floor, The Schrödinger Building, The Oxford Science Park, Sandford-on-Thames, Oxford defined as the Demised Premises in clause 1.1.

LR5.	Prescribed statements etc.

LR5.1	Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2	This lease is made under, or by reference to, provisions of:

None.

LR6.	Term for which the Property is leased

The term as specified in this Lease at clause 2.

LR7.	Premium

None.

LR8.	Prohibitions or restrictions on disposing of this Lease

This lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc.

LR9.1	Tenant’s contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2	Tenant’s covenant to (or offer to) surrender this Lease

None.

LR9.3	Landlord’s contractual rights to acquire this Lease

None.

LR10.	Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property

None.

LR11.	Easements

LR11.1	Easements granted by this Lease for the benefit of the Property

See Schedule 1 Part 2.

LR11.2	Easements granted or reserved by this Lease over the Property for the benefit of other property

See Schedule 1 Part 3.

LR12.	Estate rent charge burdening the Property N/A.

N/A

LR13.	Application for standard form of restriction

None.

LR14.	Declaration of trust where there is more than one person comprising the Tenant

Not applicable.

THIS LEASE is made on 27 July 2018

BETWEEN:

(1)	THE OXFORD SCIENCE PARK LIMITED (company number 2287341) whose registered office is at Magdalen College, High Street, Oxford, OX1 4AU (Landlord); and

(2)	EX SCIENTIA LIMITED (company number 07617346) whose registered office is at Dundee Incubator, James Lindsay Place, Dundee, DD1 5JJ (Tenant).

NOW THIS DEED WITNESSETH as follows:

1.	Definitions and Interpretation

1.1.	Throughout this Lease including the Schedules the following words and expressions have the following meanings:

Adjoining Property:	any adjoining or neighbouring property belonging to the Landlord from time to time.

Agreement for Lease:	the Agreement for Lease relating to the Demised Premises dated 27 July 2018 and made between The Oxford Science Park Limited (1) and Ex Scientia Limited (2).

Base Rate:	either the base rate of National Westminster Bank Plc for the time being in force (or such other Bank being a member of the Committee of London Clearing Banks as the Landlord may from time to time nominate) or if no such base rate can be ascertained then such alternative rate at the relevant time which the Landlord may reasonably specify in writing in substitution therefor.

Building:	the building known as The Schrödinger Building shown edged green on plan C annexed to this Lease.

Building Services:	the services specified in Part II of Schedule 2.

Car Park:	the car parking area within the Plot.

Commercial Rent Arrears Recovery:	the procedure by which a landlord can recover rent arrears due under a commercial lease from a tenant pursuant to the Tribunals, Courts and Enforcement Act 2007.

Common Parts:	the footpaths, roads, entrance ways, lift, lift shaft, staircases, courtyard, walkways and landscaped areas and other areas which are from time to time during the Term provided by the Landlord for the common use and enjoyment of the occupants of the Building.

Conduits:	pipes sewers drains soakaways channels culverts gullies watercourses sumps ducts shafts flues wires cables or any other conducting media whatsoever.

Demised Premises:	the land described in Part 1 of Schedule 1 hereto and each and every part thereof together with all additions alterations and improvements thereto (other than tenant’s fixtures and fittings) and all Landlord’s fixtures and fittings from time to time therein.

Environmental Performance:	all or any of the following:

	(a)	the consumption of energy and associated generation of greenhouse gas emissions;

	(b)	the consumption of water;

	(c)	waste generation and management; and

	(d)	any other environmental impact arising from the use or operation of the Demised Premises or the Science Park.

EPC:	an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012 as amended or updated from time to time.

Event of Insolvency:	in respect of a company any one or more of the following:

	(a)	it shall be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

	(b)	a proposal is made for a voluntary arrangement under Part I of the Insolvency Act 1986;

	(c)	a receiver or manager (including an administrative receiver) or trustee or similar officer is appointed over all or any of its assets;

	(d)	an administration order is made;

	(e)	a provisional liquidator is appointed;

	(f)	it goes into liquidation either voluntary or compulsory (other than a voluntary liquidation entered into solely for the purpose of amalgamation or reconstruction while solvent and with the prior consent of the Landlord);

in respect of an individual any one or more of the following:

	(a)	he shall appear to be unable to pay his debts or any of them or appear to have no reasonable prospect of being able to pay a debt within the meaning of Section 268 of the Insolvency Act 1986;

	(b)	an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Insolvency Act 1986;

	(c)	a petition is presented under Part IX of the Insolvency Act 1986;

	(d)	he enters into any deed of arrangement or composition with his creditors;

	(e)	a receiver is appointed under the Mental Health Act 1983.

Existing EPC:	a copy of the EPC for the Demised Premises reference number 0970-1974-0388-5630-9024.

Insured Risks:	loss or damage by fire lightning explosion (including that of boilers and heating apparatus) aircraft and other aerial devices (other than hostile aircraft or aerial devices) or articles dropped therefrom earthquake riot and civil commotion malicious damage storm or tempest bursting or overflowing of water tanks apparatus or pipes flood impact by road vehicles and against third party claims and of property owners liability and against the risks of breakdown and third party claims in respect of the lifts (if any) and of the plate glass (if any) against breakage through impact or otherwise and in addition such other insurance in respect of the Demised Premises as the Landlord may from time to time reasonably require to be effected hereunder subject in all cases to any excesses exclusions or limitations as may be imposed by the insurers or underwriters and without prejudice to the generality of the foregoing in the case of terrorism insofar as cover is available on reasonable terms in the London insurance market.

Landlord:	the party of the first part including the estate owner for the time being of the reversion immediately expectant upon the determination of the Term.

Landlord’s Surveyor:	any person or firm appointed by or acting for the Landlord (including an employee of the Landlord) to perform the function of a surveyor for any purpose of this Lease.

this Lease:	this Lease any licence or consent granted pursuant hereto and any variation hereof and any deed or instrument supplemental hereto.

Lettable Area:	the accommodation on the Science Park available for letting.

Main Access Road:	the road shown coloured brown on plan A annexed.

Permitted User:	within class B1 of the Town and Country Planning (Use Classes) Order 1987.

Planning Acts:	the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any other statues for the time being in force of a similar nature.

Plot:	the plot known as Plot 12, Oxford Science Park as shown edged blue on plan E annexed hereto.

Prescribed Rate:	the rate of interest which is from time to time four per centum per annum above the Base Rate;

Reinstatement Value:	the cost for the time being at the start of the year of insurance cover in question of reinstating and replacing the Building of which the Demised Premises form part plus a provision to cover the effect of inflation on building costs during the year of insurance and until the Demised Premises have been reinstated together with architects’ surveyors’ and other professional fees and incidental expenses and the costs of demolition and site clearance.

Rent Commencement Date:	27 July 2019.

Review Date:	27 July 2023.

Science Park:	the land comprised in title numbers ON323918 and ON324755 shown for identification purposes only edged red on plan B annexed or such larger area as the Landlord may designate from time to time Provided that designation of such larger area does not materially increase the amounts payable by the Tenant pursuant to clause 3.2 of this Lease.

Science Park Services:	the services specified in Part 1 of Schedule 3.

Superior Landlord:	the landlord for the time being of the Superior Lease.

Superior Lease:	the leases by virtue of which the Landlord holds the Science Park which are dated 31 December 2015 and 8 March 2016 respectively and made between (1) The President and Scholars of the College of Saint Mary Magdalen in the University of Oxford (2) The Oxford Science Park Limited.

Superior Rent:	the annual rent payable by the Landlord under clauses 7.1 and 6.1 respectively of the Superior Leases.

Tenant:	the party of the second part including its successors in title and in the case of an individual his personal representatives.

Term:	the term of years hereby created.

Term Commencement Date:	27 July 2018.

Value Added Tax:	value added tax under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.

1927 Act:	the Landlord and Tenant Act 1927.

1954 Act:	the Landlord and Tenant Act 1954.

1995 Act:	the Landlord and Tenant (Covenants) Act 1995.

1.2.	Throughout this Lease:

(a)	words importing the singular number only shall include the plural number and vice versa;

(b)	where a party comprises more than one person covenants and obligations of that party are to be construed as having been made by such persons jointly and severally;

(c)	any reference to any statute shall include any re-enactment consolidation and/or renewal thereof for the time being in force and any references to any statute or statutes in general shall include any order instrument plan regulation permission and direction made or issued thereunder or deriving validity therefrom.

1.3.	Any covenant on the part of the Tenant not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing.

1.4.	Any rights excepted or reserved to the Landlord shall be construed as also being excepted or reserved to any mortgagee of the Landlord all persons authorised by the Landlord and the Superior Landlord and any covenant by the Tenant to permit entry by the Landlord for any purpose shall be construed as permitting entry by such persons.

1.5.	Whenever the consent or approval of the Landlord is required under this Lease the giving of such consent or approval shall be conditional upon the prior consent or approval of the Superior Landlord from time to time and any mortgagee of the Landlord which consent or approval the Landlord shall use all reasonable endeavours to obtain.

1.6.	Any consent approval authorisation or notice required or given under this Lease Shall only take effect if given in writing.

1.7.	All Schedules to this Lease shall be deemed to form part of this Lease.

1.8.	The headings in this Lease are inserted for convenience only ‘end shall not affect its construction or interpretation and references to a clause Schedule or paragraph are (unless otherwise stated) to a clause in and a Schedule to this Lease and to a paragraph of the relevant Schedule.

1.9.	Any reference to the “end of the Term” shall mean the expiration or earlier determination of the Term and any reference to “the last year of the Term” shall mean the twelve months ending on the expiration or earlier determination of the Term (in each case howsoever the Term may be determined).

2.	Demise

In consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant the Demised Premises TOGETHER with the rights as mentioned in Part 2 of Schedule 1 EXCEPTING AND RESERVING as mentioned in Part 3 of Schedule 1 TO HOLD the same to the Tenant SUBJECT to all rights easements quasi-easements and privileges to which the Demised Premises are or may be subject and to the rights covenants and other matters contained or referred to in the documents details of which are set out in Part 4 of Schedule 1 for a term of ten years from and including the Term Commencement Date and expiring on 26 July 2028 YIELDING AND PAYING therefor during the Term and so in proportion for any less time than a year:

2.1.	the yearly rent at the rate of a peppercorn (if demanded) for the period until the Rent Commencement Date and then from and including the Rent Commencement Date at the rate of £232,560 per annum (subject to review as provided for in Schedule 2) to be paid in advance (by Banker’s Order if the Landlord so requires) by equal quarterly payments on the usual quarter days in every year the first of such payments in respect of the period from the Rent Commencement Date to the day immediately before the next quarter day (both dates inclusive) to be made on the Rent Commencement Date;

2.2.	within 7 days of demand an amount equal to a fair proportion of the full cost (without deduction of any agency or other commission paid or allowed to the Landlord on such amount or otherwise which the Landlord shall be entitled to retain for its own benefit free of any obligation to bring the same into account hereunder) of every premium payable including any tax which may be payable thereon and other payment properly incurred by the Landlord from time to time during the Term in effecting and maintaining insurance in accordance with the provisions of clause 4.2(a) and further amounts equal to a fair proportion of the reasonable and proper costs incurred by the Landlord of obtaining from time to time (but not more often than every 2 years) professional valuations of the Demised Premises for insurance purposes;

2.3.	the amounts payable to the Landlord pursuant to clause 3.2;

2.4.	interest which may be payable pursuant to clause 3.3;

2.5.	any Value Added Tax which may be payable pursuant to clause 3.5; and

2.6.	all other sums payable by the Tenant under this Lease.

3.	Tenant’s Covenants

The Tenant HEREBY COVENANTS with the Landlord throughout the Term as follows:

3.1.	Rent

To pay the rents hereinbefore reserved at the times and in the manner aforesaid without any deduction whatsoever (whether by way of set-off, counterclaim or otherwise).

3.2.	Service Charge

To pay to the Landlord by way of service charge without any deduction whatsoever a fair and reasonable proportion of the costs expenses and outgoings paid or incurred by the Landlord in supplying and providing the services in accordance with the provisions of Schedule 2.

3.3.	Interest

If the rents or any other sum of money payable to the Landlord by the Tenant under this Lease shall have become due but remain unpaid for fourteen days after the same became due or if the Landlord shall refuse to accept the tender of rents by reason of a breach of covenant on the part of the Tenant to pay on demand to the Landlord interest thereon at the Prescribed Rate from the date when the same became due and until they are paid to and accepted by the Landlord (as well after as before any judgment).

3.4.	Outgoings

To bear pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof save any on receipts of rent (other than Value Added Tax) or on a disposal of the Landlord’s interest in the Demised Premises and save any payment or payments due from time to time in respect of community infrastructure levy except any community infrastructure levy that becomes due as a result of the Tenant (or its sub-tenants or other occupiers of the Demised Premises) carrying out any works.

3.5.	Value Added Tax

(a)	Supplies made by the Landlord to the Tenant pursuant to this Lease are exclusive of Value Added Tax and if any such supplies are (or become) liable to Value Added Tax (whether or not as a result of an election by the Landlord) then notwithstanding anything contained in this Lease such Value Added Tax shall be payable by the Tenant in addition to the consideration payable for such supplies under the terms of this Lease.

(b)	Where under the terms of this Lease the Tenant is obliged to pay any sum which is not consideration for a supply to him but such sum is wholly or partly attributable (directly or indirectly) to a supply which is for the time being subject to Value Added Tax then notwithstanding anything contained in this Lease such sum payable by the Tenant shall be deemed for all purposes to be increased by the amount of such Value Added Tax save to the extent that the Landlord is able to obtain credit for such Value Added Tax as input tax.

(c)	The Landlord (or its managing agents) shall render a receipted tax invoice in respect of taxable supplies made pursuant to this Lease promptly upon receipt of payment for the same.

(d)	For the purposes of this clause 3.5 the expressions “supply” “taxable supply” “input tax” and “tax invoice” shall bear the same meanings as they do in the Value Added Tax Act 1994.

3.6.	Landlord’s Costs

To pay to the Landlord (and where appropriate, the Superior Landlord) within 7 days of demand all reasonable and proper costs and , expenses including solicitors’ surveyors’ and other professional fees) of and incidental to:

(a)	the preparation and service of any notice under Section 146 of the Law of Property Act 1925 and/or incurred in or in proper contemplation of proceedings under Section 146 and/or 147 of that Act notwithstanding in any such case that forfeiture may be avoided otherwise than by relief granted by the Court unless the Court otherwise directs;

(b)	the preparation and service of any notice relating to a schedule of dilapidations and of any such schedule itself by the Landlord and whether or not the same is served during or within three (3) months after the end of the Term but relating in all cases only to dilapidations which accrued prior to the end of the Term;

(c)	all applications by the Tenant for any consent or approval of the Landlord or the Landlord’s Surveyor or the Superior Landlord required by this Lease or the Superior Leases including such fees and expenses actually incurred in cases where consent is refused or the application is withdrawn except when a court determines that consent was unreasonably withheld;

(d)	subject to clause 3.6(e) the recovery of rent or other monies due and payable hereunder or to the remedying of any breach of covenant on the part of the Tenant herein contained;

(e)	any action for the recovery of rent arrears under Commercial Rent Arrears Recovery;

(f)	making good any damage to any Adjoining Property caused by the Tenant or any employee or licensee of the Tenant.

3.7.	Repair

To repair and keep the Demised Premises together with all Conduits toilets heating and cooling system and boilers in or exclusively serving the same in good and substantial repair and condition and shall rebuild and renew as necessary (damage by any of the Insured Risks always excepted save where the payment of any of the insurance monies shall be withheld or refused by reason of any act or default of the Tenant any undertenant or their respective servants agents or licensees).

3.8.	Decoration and Maintenance

As often as may be necessary but in any event in the last year of the Term to paint with at least two coats of paint of a colour which in such last year of the Term shall previously be approved by the Landlord (such approval not. to be unreasonably withheld or delayed) and to varnish paper plaster or otherwise treat all the external and internal parts of the Demised Premises as are usually or ought to be varnished papered plastered or treated (as appropriate) and generally to carry out all such work with good quality materials of their several kinds available and in accordance with good standards of workmanship.

3.9.	Cleaning of Demised Premises etc.

(a)	As often as shall be necessary to clean treat and/or wash in an appropriate manner to the reasonable satisfaction of the Landlord’s Surveyor all glass and other surfaces and finishes of the Demised Premises which ought normally to be so cleaned treated and/or washed.

(b)	Not to store or stack any goods crates boxes or other things outside the Building save in areas designated for such purpose.

(c)	Not to obstruct or interfere with the free use of any roads or highways giving access to the Building whether by the parking of vehicles or the deposit of materials thereon.

(d)	To clean regularly and insofar as practicable preserve in good condition all carpets (if any) belonging to the Landlord and replace the same as often as may be necessary and in any event in the last year of the Term replace with carpet of no less a quality and of similar appearance.

3.10.	Maintenance Contracts

To enter into and continue from time to time contracts with suitably qualified and experienced persons of repute for the regular maintenance inspection care and servicing of any boilers, air-conditioning and central heating plant and apparatus hot and cold water system ventilation plant and all installations relating to each of them, fire alarm system, smoke detector system, security system and any other mechanical and electrical equipment from time to time in and exclusively serving the Demised Premises and to supply to the Landlord details of all such contracts upon written request being made by the Landlord.

3.11.	Entry to View

To permit the Landlord during normal business hours with or without workmen and all necessary tools and appliances after giving not less than two days’ prior notice (except in emergency) to the Tenant to enter and remain (for such reasonable period of time as may be necessary) upon the Demised Premises:

(a)	to view the state of repair and condition thereof and to take a schedule of the Landlord’s fixtures and fittings and of any dilapidations;

(b)	for the purpose of rebuilding or executing repairs and alterations to any adjoining or neighbouring premises belonging to the Landlord and to clean empty repair or replace any of the Conduits belonging to the same;

(c)	to ascertain whether anything has been done which constitutes a breach or non-performance of any of the covenants contained in this Lease;

(d)	to exercise the rights excepted and reserved to the Landlord by this Lease;

(e)	to inspect and measure the Demised Premises for all purposes connected with the operation or implementation of the provisions of Schedule 2 or for any intended or pending step under the provisions of Part II of the Landlord and Tenant Act 1954;

(f)	to comply with its obligations under the Superior Leases,

(g)	for any other reasonable purpose properly connected with the interest of the Landlord in the Demised Premises subject to the person exercising such rights making good any damage caused to the Demised Premises thereby as soon as is reasonably practicable to the Tenant’s reasonable satisfaction.

3.12.	Compliance with Notice

To comply with any notice given by the Landlord requesting the Tenant to remedy any breach of the Tenant’s covenants within two calendar months after the giving of such notice or sooner if requisite and if the Tenant fails to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter and remain upon the Demised Premises with or without workmen and with all necessary tools and appliances to make good the Demised Premises at the cost of the Tenant which cost shall be repaid by the Tenant to the Landlord within 7 days of demand together with all solicitors’ surveyors’ and other professional fees and other expenses which may be incurred by the Landlord in connection therewith together with interest thereon at the Prescribed Rate from the date on which the said expenditure is incurred by the Landlord until the date of actual payment.

3.13.	Overloading of Demised Premises

Not to suspend any heavy load from the ceilings or main structure of the Demised Premises or the Building nor to load or to use the floors of the Demised Premises or the structure or curtilage of the Building in any manner which will in any way impose a weight or strain in excess of that which the same are constructed to bear with due margin for safety.

3.14.	User Prohibited

(a)	Not to bring into the Demised Premises or to place or store in the Demised Premises any article or thing which is or may become dangerous offensive combustible inflammable radioactive or explosive other than such substances as may be stored, handled and used in accordance with the Control of Substances Hazardous to Health Regulations 2002 (as amended) in connection with the Permitted User but where any such substances are or may become dangerous offensive combustible inflammable radioactive or explosive then the Tenant will comply with all the requirements of the insurers of the Building and all statutes in relation to their supply use storage and/or disposal.

(b)	Not to use the Demised Premises for any noisy offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor permit any person to reside or sleep upon the Demised Premises nor do on the Demised Premises any act matter or thing whatsoever which in the reasonable opinion of the Landlord may be or tend to become a nuisance damage or disturbance to the prejudice of the Landlord or to the owners or occupiers of any adjoining or neighbouring property or any of them Provided That the foregoing shall not prevent the use of the Demised Premises permitted by and in accordance with this Lease.

(c)	Not to discharge anything into the Conduits which will or may be corrosive or harmful or which may cause any obstruction or deposit therein.

(d)	Not to use the Demised Premises for any public meeting exhibition or entertainment or as a club.

(e)	Not to hold any sale by auction thereon or to play or use thereon any musical instrument gramophone wireless loudspeaker or similar apparatus so as to be audible outside the Demised Premises.

(f)	Not to use the Demised Premises for the purpose of any betting transactions within the meaning of the Gambling Act 2005 or for gaming within the meaning of the Gambling Act 2005 with or between persons resorting to the Demised Premises.

(g)	Not to make any application for a betting office licence or a licence or registration under the Gambling Act 2005 in respect of the Demised Premises.

(h)	Not to overload any structural part of the Building.

3.15.	User

(a)	Not to leave the Demised Premises continuously unoccupied for more than twenty-one days without notifying the Landlord and providing such caretaking or security arrangements as the Landlord and/or its insurers shall require (in the case of the Landlord acting reasonably) in order to protect the Demised Premises from vandalism theft damage or unlawful occupation.

(b)	Not to use or permit the use of any part of the Demised Premises other Ise than for the Permitted User:

3.16.	Alterations and Additions

(a)	Not to make any alteration or addition to any part of the structure of the Building or the external elevations thereof nor to merge the Demised Premises with any adjoining premises and not to alter or change any of the architectural features (whether external or internal) of the Demised Premises.

(b)	Not without the consent of the Landlord nor otherwise than in accordance with plans approved by the Landlord (such consent and approval not to be unreasonably withheld) and under the supervision and to the reasonable satisfaction of the Landlord’s Surveyor to make any other alteration or addition in or to the Demised Premises or any part thereof including is particular any Conduits electrical equipment and installations of any description Provided That:

(i)	the Landlord may in its absolute discretion seek such advice as the Landlord shall require from surveyors and other professional advisers in connection with any such application for consent;

(ii)	the Landlord may as a condition of giving any such consent and approval require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require in regard to the execution of any such works or otherwise;

(iii)	the Tenant shall if so requested by the Landlord reinstate the Demised Premises at the end or sooner determination of the Term;

(iv)	the Tenant shall not make any addition or alteration to the Demised Premises which might weaken the structure of the Building;

(v)	in the case of any works of a substantial nature if the Landlord shall so require prior to the commencement of such works the Tenant shall provide adequate security on terms reasonably required by the Landlord in the form of a deposit of money or the provision of a bond to ensure that any alterations which may from time to time be permitted by the Landlord shall be fully completed;

(vi)	the Landlord may in its absolute discretion refuse its consent to any alteration addition or amendment to the Demised Premises which may be visible from the exterior of the Building;

(vii)	the Landlord will not unreasonably withhold consent to non-structural internal alterations;

(viii)	all proposals for any alterations or additions to the Demised Premises shall first be submitted by the Tenant to the Landlord accompanied by all relevant detailed plans, drawings, elevations, sections and specifications and such other information as may be reasonably required.

(c)	All alterations or additions to the electrical equipment and installations of the Demised Premises shall be carried out in accordance with the terms conditions and recommendations from time to time laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority.

(d)	Notwithstanding the foregoing not at any time to commence any development within the meaning of the Planning Acts in relation to the Demised Premises without the Landlord’s prior consent which shall not be unreasonably withheld Provided That it shall in any event be reasonable for the Landlord to withhold its consent unless the Landlord shall first be satisfied that the proposed development is properly authorised by law and that the Tenant will indemnify and keep the Landlord fully and effectually indemnified from and against any tax charge or levy for which the Landlord may become liable as a result of any such proposed development being carried out by the Tenant.

(e)	Not without the consent of the Landlord to change or make any application to change the name of the Building from The Schrodinger Building.

(f)	Not to install blinds at the Demised Premises other than blinds which are Shade Tech Beta Screen 70, colour BS702 Charcoal/grey, without the Landlord’s consent.

3.17.	Advertisements

Not to affix or exhibit in or upon any part of the exterior of the Demised Premises or so as to be visible from the exterior of the Demised Premises any bill placard advertisement flashlight or other sign except such as shall previously have been approved (as to design, size and positioning) by the Landlord.

3.18.	Encroachments etc.

Not in any way to stop up or darken any window or opening in the Demised Premises nor to stop up or obstruct any access of light enjoyed by the Demised Premises nor to permit any wayleave easement privilege or encroachment to be made or acquired over against or upon the Demised Premises and forthwith upon the Tenant becoming aware of any of the same or circumstances which may give rise to the same to give notice thereof to the Landlord and to permit the Landlord to enter and remain upon the Demised Premises for the purpose of ascertaining the nature of any such wayleave easement privilege or encroachment and at the joint cost of the Landlord and the Tenant to adopt such means as the Landlord may properly require for preventing any encroachment and the acquisition or continued enjoyment of any wayleave easement or privilege.

3.19.	Rights of Light

Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any window or opening in the Demised Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any such window or opening and in the event of any third party doing or threatening to do anything which obstructs the access of light to any such window or opening to give immediate written notice thereof to the Landlord and to permit the Landlord to bring such proceedings as it may think fit in the name of the Tenant and at the joint cost of the Landlord and the Tenant against any such third party in respect thereof.

3.20.	Claims for Destruction of Light

Not to bring any action or make any claim or demand on account of any diminution of light or air to the Demised Premises or any window or opening therein in consequence of the erection or alteration of any building on any land adjoining neighbouring or oppoe`e to the Demised Premises for which the Landlord may give its consent pursuant to any power reserved by this Lease or in respect of any easement right or privilege granted or to be granted by the Landlord for the benefit of any building erected or to be erected on any land adjoining neighbouring or opposite to the Demised Premises and (if reasonably required) to concur with the Landlord at the Landlord’s expense in any consent which the Landlord may give or any grant which the Landlord may make.

3.21.	Insurance

(a)	Forthwith on becoming aware of the s n to give written notice to the Landlord of any damage or destruction to the Demised Premises or any matter in respect of which a claim may be made under any policy of insurance effected hereunder.

(b)	If the Demised Premises or the Building shall be destroyed or damaged by any of the Insured Risks and the payment of any of the insurance monies under any insurance against the same shall be withheld or refused by reason solely or in part of any act or default of the Tenant or any undertenant or their respective servants agents or licensees then and in every such ease the Tenant will forthwith pay to the Landlord the whole or (as the case may require) the withheld or refused portion of such insurance monies.

(c)	Not to do any act or thing whereby any insurance effected in respect of the Demised Premises, the Building or any adjoining or neighbouring property would or might be vitiated or prejudiced and not without the written consent of the Landlord to do or omit to do anything whereby an increased or additional premium in respect of any such insurance (which shall in any event be borne by the Tenant) may become payable.

(d)	To insure and keep insured all plate glass windows and other plate glass (if any) against the Insured Risks at the replacement cost thereof with such insurance office as the Landlord may approve (such approval not to be unreasonably withheld or delayed) and shall product the insurance policy and the last premium receipt for inspection by the Landlord whenever the Landlord shall reasonably require and shall apply all monies received under such policy in the reinstatement of such plate glass windows and other plate glass and shall make good any deficiency out of the Tenant’s own money.

(e)	If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises then the Tenant shall hold all monies received by virtue of such insurance upon trust for the Landlord for making good the loss or damage in respect of which the same shall have been received.

3.22.	Alienation Prohibited

(a)	Not to charge assign transfer or underlet part only of the Demised Premises.

(b)	Not to part with possession or share the occupation of the Demised Premises or any part thereof other than by way of an assignment permitted under clause 3.23 or an underlease permitted under clause 3.24 Provided That the Tenant may share the occupation of the Demised Premises with any company which is within the same group as the Tenant within the meaning of Section 42 of the 1954 Act so long as the Tenant previously gives prior written notice to the Landlord of the company occupying the Demised Premises no tenancy is thereby created and such company vacates upon it ceasing to be a member of such group.

(c)	Not to hold or occupy the Demised Premises or any part thereof as trustee or agent or otherwise for the benefit of any other person.

3.23.	Assignment Permitted

(a)	Not to assign or transfer the whole of the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld subject to the terms contained in clauses 3.23(b) to 3.23(f) (inclusive),

(b)	The Landlord may withhold its consent to a proposed assignment or transfer if any one or more of the following circumstances (which are specified for the purpose of Section 19(1A) of the 1927 Act) exist:

(i)	any sum properly due from the Tenant under this Lease remains unpaid;

(ii)	in the Landlord’s reasonable opinion there is at the date of the application for consent to assign any material outstanding breach of any of the Tenant’s covenants or other terms of this Lease;

(iii)	the proposed assignee or transferee (or any guarantor required under clause 3.23(d)(ii)) has or will have immunity from suit or legal process in relation to any breach of any covenants or conditions contained in this Lease;

(iv)	the proposed assignee or transferee (or any guarantor required under clause 3.23(d)(ii)) is a corporation registered in a jurisdiction in which there is no reciprocity of treatment for the enforcement of judgments obtained in England and Wales;

(v)	the proposed assignee or transferee is a company which is in the same group (within the meaning of Section 42 of the 1954 Act) as the Tenant

(vi)	that in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the tenant’s covenants under this Lease.

(c)	Clause 3.23(b) shall operate without prejudice to the right of the Landlord to refuse such consent on any other ground or grounds where such refusal would be reasonable;

(d)	The Landlord may impose any one or more of the following conditions (which are specified for the purpose of Section 19(1A) of the 1927 Act):

(i)	a requirement that the assigning Tenant and in the event of a previous unauthorised assignment a former tenant (as defined in Section 16(6) of the 1995 Act) each separately execute as a deed and deliver to the Landlord prior to the assignment in question an authorised guarantee agreement in the form set out in Part 2 of Schedule 5 (to the extent permitted by law);

(ii)	a requirement that (to the extent permitted by any surety for the assigning tenant is made party to any authorised guarantee agreement entered into by the assigning tenant in order to guarantee the obligations of the assigning tenant contained in the authorised guarantee agreement;

(iii)	if the Landlord reasonably so requires a requirement that not more than two third party guarantors reasonably acceptable to the Landlord are provided who execute in favour of the Landlord and deliver to the Landlord prior to the assignment in question a deed of covenant in the terms of the covenants for a surety contained in Part 1 of Schedule 5;

(e)	Clause 3.23(d) shall operate without prejudice to the right of the Landlord to impose further conditions upon a grant of consent where such imposition would be reasonable.

(f)	The Tenant shall give notice to the Landlord in writing within fifteen working days of the Tenant becoming aware of the death of any individual who has covenanted with the Landlord as surety or of an Event of Insolvency arising in respect of a surety. If so required by the Landlord at the expense of the Tenant the Tenant shall within two (2) months of such event procure that some other individual or company acceptable to the Landlord acting reasonably shall covenant with the Landlord as surety in the terms of clause 3.23(d)(iii) in place of such individual or company.

3.24.	Underletting Permitted

(a)	Not to underlet the whole of the Demised Premises without the consent of the Landlord (such consent not to be unreasonably withheld).

(b)	Prior to any such underletting to procure that the intended undertenant shall covenant direct with the Landlord:

(i)	that the undertenant will observe and perform the Tenant’s covenants and conditions contained in this Lease (other than the covenant to pay the rents hereby reserved);

(ii)	that the undertenant will not charge assign transfer or sub-underlet the whole or any part of the premises to be underlet (other than by an assignment as is permitted under this clause 3.24(b));

(iii)	that the undertenant will not hold or occupy the premises to be underlet or any part thereof as trustee or agent or otherwise for the benefit of any other person.

(iv)	that the undertenant will not assign the whole of the premises to be underlet without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) Provided That the undertenant may share occupation of the underlet premises with a group company of the undertenant in accordance with the terms of clause 3.22(b); and

(v)	that upon any assignment of the premises to be underlet the assignee shall enter into similar direct covenants with the Landlord as those set out in this clause 3.24(b).

And to procure that one or more third party guarantors reasonably acceptable to the Landlord shall if the Landlord reasonably so requires act as surety for such undertenant and shall jointly and severally (if appropriate) covenant with the Tenant and the Landlord in the same form mutatis mutandis as in Part 1 of Schedule 5.

(c)	Not to underlet the whole of the Demised Premises except:

(i)	at a rent which is not less than the rack rental value of the Demised Premises without taking a fine premium or other consideration and at no time to release the undertenant from the obligation to pay such rent nor to commute the same (or any part thereof) for a capital sum;

(ii)	subject to Sections 24 to 28 (inclusive) of the 1954 Act (as amended) being excluded in relation thereto;

(iii)	subject to obtaining the approval of the Landlord (such approval not to be unreasonably withheld or delayed) to the form of underlease.

(d)	Not at any time to release or waive or permit to be released or waived any covenants against assignment or underletting in an underlease or permit any dealing by any such undertenant without the written consent of the Landlord (such consent not to be unreasonably withheld or delayed) but to enforce or procure the enforcement of the performance of any such covenants by all means in the power of the Tenant in respect thereof.

(e)	To take all necessary steps at its own expense to secure the effective implementation of the provisions for rent review contained in any underlease and shall:

(i)	not agree the amount of any such rent on review without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and so that for the avoidance of doubt the Landlord shall have the right (at the Landlord’s sole discretion) to submit any representations the Landlord thinks fit to the arbitrator or expert or to incorporate such representations in those which the Tenant shall make in connection with any such review of the rent reserved by any underlease;

(ii)	not agree upon the appointment of a person to act as the arbitrator or expert determining the rent in default of agreement without the approval of the Landlord (such approval not to be unreasonably withheld or delayed); and

(iii)	to supply the Landlord with a copy of the determination of every rent review within 14 days of receipt thereof together with such further details as the Landlord may reasonably require.

3.25.	Disclosure of Information

Upon making an application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require.

3.26.	Registration

(a)	Within twenty-one days after any assignment transfer underlease mortgage charge or other devolution of this Lease or any derivative interest to give notice thereof in duplicate to the Landlord’s solicitor for registration together with a certified copy of the deed document or instrument effecting such assignment transfer underlease mortgage charge or other devolution and to pay or cause to be paid to the Landlord’s solicitors or as the Landlord may from time to time direct a fee of Fifty Pounds (£50.00) or such higher fee as the Landlord may reasonably require for the registration thereof.

(b)	Where a deed of transfer or deed of assignment of the Demised Premises or an underlease is registerable at the Land Registry the Tenant shall procure the registration of such deed of transfer or deed of assignment or underlease as soon as reasonably practicable after the date of the same and within one month of completion of the registration give notice in writing to the Landlord.

3.27.	Schedule of Underlettings etc.

If and when called upon by the Landlord so to do to supply to the Landlord from time to time a schedule containing full details (including for the avoidance of doubt particulars of rent and any review dates) of all subsisting underlettings and occupiers of the Demised Premises.

3.28.	Compliance with Statutes

(a)	To comply with the provisions of all statutes now or hereafter to be passed which affect the Demised Premises or the Tenant’s user thereof including the execution of all works required to be done or executed pursuant thereto whether by the owner and/or the landlord and/or the tenant thereof and to comply with any notices which may be served by any competent authority and not to do on the Demised Premises any act or thing whereby the Landlord may become liable to pay any penalty imposed by or to bear the whole or any part of any expenses incurred under any such statute.

(b)	To comply with all requirements from time to time of the appropriate authority in relation to fire precautions and means of escape from the Demised Premises in case of fire or other emergency insofar as such escape route is located within the Demised Premises and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire-fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the appropriate authority and by the Landlord’s insurers and suitable in all respects to the type of user or business or trade carried on upon the Demised Premises.

3.29.	Planning Acts

(a)	To obtain so often as Occasion shall require all planning permissions licences consents and approvals as may be required under the Planning Acts for the carrying out by the Tenant of any development on the Demised Premises within the meaning of the Planning Acts or for the continuance thereof by the Tenant but so that the Tenant shall not make any application for planning permission or give any notice to any authority of an intention to commence or to carry Out any development without the previous consent of the Landlord and so that the Tenant shall (if and insofar as it is lawful for the parties hereto to make such an arrangement) indemnify the Landlord against all charges payable in respect of any such application

(b)	Forthwith after the grant of any pleating permission or refusal of any application therefor made by the Tenant to give to the Landlord full particulars in writing thereof and supply a copy thereof for the retention of the Landlord and in the case of a refusal of such an application or a grant subject to conditions which the Landlord considers unreasonable forthwith if the Landlord reasonably so requires at the Landlord’s expense to give notice of appeal thereof to the competent authority and to proceed diligently with such appeal and to keep the Landlord informed of the progress thereof

(c)	Without prejudice to the provisions of any other covenant by the Tenant under this Lease not to implement any planning permission until a copy of the same has been submitted to the Landlord and acknowledged by it as satisfactory (such acknowledgement not to be unreasonably withheld) Provided That the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any provision or condition would in the reasonable opinion of the Landlord be or be likely to be (whether during the Term or following its determination) prejudicial to the Landlord’s interest in the Demised Premises or the Building or any adjoining or neighbouring property belonging to the Landlord

(d)	To comply with all conditions imposed by any planning permission implemented by the Tenant during the Term and if the Landlord reasonably so requires where a planning permission is granted subject to conditions to provide adequate security for the compliance with such conditions on terms reasonably required by the Landlord in the form of a deposit of money or the provision of a bond prior to the implementation by the Tenant of such planning permission.

(e)	Unless the Landlord shall otherwise direct to carry out before the end or sooner determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Demised Premises by a date subsequent to such end or sooner determination as a condition of any planning permission which may have been granted to and been implemented by the Tenant or any person deriving title under the Tenant.

(f)	If called upon so to do to produce to the Landlord all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with.

(g)	Not without the consent of the Landlord to enter into any agreement under the Planning Acts.

(h)	Not without the consent of the Landlord to serve any notice under Planning Acts requiring any authority to purchase the interest of the Tenant in the Demised Premises.

3.30.	Statutory Notices

(a)	Within seven days of the receipt of any notice order permission refusal requisition or direction or proposal for the same made given or issued to the Tenant by any competent authority under or by virtue of any statutory powers or forthwith upon the happening of any occurrence which may be capable of adversely affecting the Landlord’s interest in the Demised Premises the Tenant shall deliver full particulars thereof to the Landlord and if so required by the Landlord thereafter to produce a copy of the same to the Landlord and without delay to take all reasonable and necessary steps to comply with the same,

(b)	To make or join with the Landlord at the joint cost of the Landlord and the Tenant in making such objections or, representations against or in respect of any such notice order permission refusal requisition or direction or proposal for the same as the Landlord shall deem expedient

3.31.	Reletting Arrangements

To permit the Landlord or its agents to fix and retain in a conspicuous position on the Demised Premises a notice-board during the last six months of the Term in respect of the reletting of the same and at any time during the Term in respect of the sale of the interest of the Landlord in the same (but not so as to restrict or interfere unreasonably with access to or the access of light and air to the Demised Premises) and not to take down or obscure the said notice-board and to permit all persons authorised by the Landlord or its agents to view the Demised Premises during normal business hours after the giving of not less than twenty-four hours’ prior notice.

3.32.	Defects

To notify the Landlord promptly upon becoming aware of any defect in the Demised Premises which might give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person.

3.33.	Indemnity

(a)	To indemnify and keep indemnified the Landlord against all losses costs damage and expenses (including professional fees properly incurred by the Landlord) incurred or sustained by the Landlord as a consequence of any breach of the covenants by the Tenant set out herein or implied Provided That such indemnity shall extend to all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may (at its absolute discretion but without being in any way obliged to do so) take to remedy any such breach and shall be without prejudice to any other rights or remedies of the Landlord in respect of any such breach.

(b)	To indemnify and keep indemnified the Landlord against liability in respect of any injury to or the death of any person or damage to any property movable or immovable or the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising directly or indirectly out of the repair or condition of the Demised Premises or any alteration thereto by the Tenant or any person deriving title under the Tenant or the Permitted User and against all actions proceedings costs expenses claims and demands of whatsoever nature in respect of any such liability or alleged liability.

3.34.	Yield Up

At the end of the Term quietly to yield up to the Landlord the Demised Premises in such state and condition as shall in all respects be in accordance with the covenants on the part of the Tenant herein contained Provided That:

(a)	the state and condition of the Demised Premises shall be assessed with reference to the specifications for a Category A office premises annexed to the Agreement for Lease and for the avoidance of doubt this shall mean any Variations (as defined in the Agreement for Lease) are to be removed;

(b)	if any of the Landlord’s fixtures and fittings shall be missing broken damaged or destroyed the Tenant shall forthwith replace them with others of a similar character and of equal value;

(c)	unless released from compliance by the Landlord by notice the Tenant shall remove all tenant’s and trade fixtures and fittings and every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the Demised Premises and to make good all damage caused to the Demised Premises by the removal of the tenant’s and trade fixtures fittings furniture and effects

(d)	if at the end of the Term the Demised Premises shall not be in such state and condition then whether the works necessary to put the Demised Premises into such repair and condition are carried out by the Tenant or at the entire cost of the Tenant by the Landlord there shall in addition be paid to the Landlord by the Tenant a sum equivalent to the amount of rent lost by the Landlord in respect of the period from such end or sooner determination until all such necessary works have been completed to the satisfaction of the Landlord such sum to be equivalent to a maximum of four months yearly rent and to be paid within seven days of the date of the Landlord informing the Tenant that all such works have been so completed.

3.35.	Regulations

To observe duly and perform the stipulations and regulations set out in Schedule 3 and such reasonable and proper regulations and instructions as the Landlord may from time to time make or give in connection with the management or administration of the Building and/or the Science Park.

3.36.	Covenants in Documents

Not to breach the agreements covenants and stipulations contained or referred to in the documents referred to in Part 4 of Schedule 1 and to indemnify the Landlord in relation to any breach thereto attributable to the Tenant so far as they concern any act matter or thing to be done on the Demised Premises.

3.37.	Superior Leases

Not to breach the covenants (other than the payment of rent) on the part of the tenant contained in the Superior Leases so far as they relate to the Demised Premises and not to do anything to put the Landlord in breach of the covenants on the part of the tenant contained in the Superior Leases so far as they relate to the Demised Premises.

4.	Landlord’s Covenants

The Landlord HEREBY COVENANTS with the Tenant as follows:

4.1.	Quiet Enjoyment

That the Tenant paying the rents hereby reserved and observing and performing the covenants conditions and stipulations herein contained and on the part of the Tenant to be observed and performed shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

4.2.	Insurance

(a)	To insure and keep insured at rates which are not unreasonably above the market norm for readily available insurance for similar buildings in the London insurance market in a cost-effective manner (unless such insurance shall be vitiated by any act or default of the Tenant any person deriving title under the Tenant or their respective servants agents or licensees) the Building, and access to the Building for a sum being not less than the Reinstatement Value against loss or damage by the Insured Risks with some insurance office or underwriters of repute and to insure against the loss of three years’ rent for the time being payable to the Landlord hereunder in respect of the whole of the Demised Premises together with VAT and (if applicable) with any anticipated increase in respect of a review of the rent payable under this Lease pursuant to the provisions of Schedule 5.

(b)	As often as the Building or the Demised Premises or the access thereto shall be destroyed or damaged subject to the payment of the policy monies not being withheld or refused in whole or in part through any act or default of the Tenant any person deriving title under the Tenant or their respective servants agents or licensees and subject to obtaining all necessary planning and other consents to lay out all monies received by virtue of such insurance which are attributable to damage caused to the Building and/or the Demised Premises (making up any shortfall from its own monies) in rebuilding repairing and reinstating the Building and/or the Demised Premises to their former state or condition or as near thereto as circumstances may reasonably permit Provided That if the Landlord has not been able to obtain all such planning and other consents and has not fully reinstated the Demised Premises or the access thereto within a period of three years from the date of damage or destruction either the Landlord or the Tenant shall be entitled to terminate this Lease by giving notice to the other and on the giving of such notice the Term shall cease and determine but without prejudice to the rights of any party hereto in respect of any antecedent breach of covenant whereupon all monies payable pursuant to any policy of insurance effected hereunder shall belong to the Landlord absolutely.

(c)	To produce to the Tenant upon demand (but not more often than once in every year) a schedule setting out relevant details of the insurance policy or policies effected pursuant to clause 4.2(a) and confirming payment of the fast premium thereon together with written details of all relevant requirements and recommendations of such insurance policy or policies.

4.3.	Services

Subject as otherwise herein provided to perform the Building Services and to use reasonable endeavours to perform the Science Park Services in both cases as from time to time necessary under the principles of good estate management Provided That:

(a)	the Landlord shall not be liable to the Tenant in respect of any interruption in any of the services which the Landlord does provide or supply by reason of any necessary inspection repair or maintenance of any plant or equipment or any damage thereto or by reason of mechanical or other defect or breakdown or inclement weather conditions or shortage of fuel materials water or labour or by reason of any circumstances whatever beyond the control of the Landlord provided that the Landlord shall procure that the services will be restored as soon as reasonably practicable;

(b)	the Tenant shall have no claim against the Landlord in respect of any defect or want of maintenance repair amendment renewal or cleansing unless the Landlord has had notice thereof and has failed to remedy the same within a reasonable period thereafter.

4.4.	Superior Leases

To pay the rent reserved by the Superior Leases and to observe and perform the tenant’s covenants in the Superior Leases (insofar as the Tenant is not liable for such observance and performance) under its covenants herein contained.

5.	Energy Performance Certificates

5.1.	Tenant covenants

(a)	The Tenant shall permit the Landlord at reasonable times after reasonable notice (except in emergency) to enter the Demised Premises in order to take the measurements and carry out the calculations required for the production of an EPC in respect of the Demised Premises or any part of them, subject to the person exercising such rights making good any damage thereby caused to the Demised Premises.

(b)	On demand the Tenant shall supply the Landlord with the information required for the production of an EPC in respect of the Demised Premises, including without limitation information regarding energy consumption and equipment.

(c)	The Tenant shall not obtain an EPC in respect of the Demised Premises or any part of them without the prior written consent of the Landlord and if the Landlord grants such consent then:

(i)	the EPC shall be obtained by the Tenant from a reputable and appropriately qualified energy assessor at the Tenant’s own cost, and

(ii)	the Tenant shall notify the Landlord in writing when an EPC has been obtained in respect of the Demised Premises or any part of them and its notice shall include a copy of the EPC and the reference number for the EPC.

(d)	If and to the extent the Existing EPC is no longer valid (as the result of the Tenant’s alterations or any default by the Tenant) to notify the Landlord and to obtain any EPC required to be provided from a reputable and appropriately qualified energy assessor.

5.2.	Landlord covenants

(a)	On demand the Landlord shall supply the Tenant with the information required for the production of an EPC in respect of the Demised Premises, including without limitation information regarding energy consumption and equipment.

(b)	The Landlord shall notify the Tenant whenever an EPC has been obtained in respect of the Demised Premises and its notice shall include a copy of the EPC and the reference number for the EPC.

6.	Miscellaneous Provisions

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

6.1.	Power of Re-entry

(a)	If the rents hereby reserved or any part thereof shall at any time be in arrear and unpaid for fourteen days after the same shall have become due (whether legally demanded or not); or

(b)	If there shall be any breach of any of the covenants on the part of the Tenant contained in this Lease; or

(c)	An Event of Insolvency arises in relation to the Tenant or in relation to any surety who at any time guarantees the obligations of the Tenant under this Lease; or

(d)	If the Tenant suffers any distress or execution or any modern equivalent of these remedies to be levied on any goods including any action taken for the recovery of rent arrears from the Tenant under Commercial Rent Arrears Recovery for the time being on the Demised Premises which is not removed within fourteen days then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant herein contained.

6.2.	Cesser of Rent

If the Building and/or the Demised Premises or any part thereof or the means of access thereto are destroyed or damaged by any of the Insured Risks so far as to render the Demised Premises or any part thereof or access to them unfit for occupation and use then and so often as it happens (if at the date thereof the payment of any of the insurance monies has not been withheld or refused by reason of any act or default of the Tenant any person deriving title under the Tenant or their respective servants agents or licensees) the rent reserved under clause 2.1 and the Service Charge or a fair and just proportion thereof according to the nature and extent of the damage shall be suspended for so long as the Demised Premises or the access to them or the destroyed or damaged part thereof remain unfit for occupation and use by reason of such destruction or damage or for three years whichever shall be the shorter and if any dispute arises between the Landlord and the Tenant in regard to the amount or the period of the suspension of the said rent or otherwise in relation thereto it shall be referred to arbitration under the provisions of the Arbitration Act 1996.

6.3.	No Implied Rights

Nothing herein contained shall (except as otherwise expressly provided) by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever.

6.4.	Development of Adjoining Property

The Landlord shall have the right at any time to make any alterations to or to pull down rebuild redevelop or otherwise deal with or use any Adjoining Property as it may deem fit without obtaining any consent from or making any compensation to the Tenant and the Tenant will not object to any planning application made by or on behalf of the Landlord in respect of the development or redevelopment of any Adjoining Property.

6.5.	Restrictions affecting Adjoining Property

Nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in this Lease or areas over which rights are granted by this Lease for the benefit of the Tenant.

6.6.	No Warranty as to Use

Notwithstanding the provisions as to the Permitted User contained in this Lease the Landlord does not hereby or in any other way give or make nor has given or made at any other time any representation or warranty that the Permitted User is or will be or will remain a permitted use within the provisions of the Planning Acts and notwithstanding that the Permitted User is not a permitted use as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever.

6.7.	Exclusion of Representations

The Tenant acknowledges that this Lease has not been entered in reliance wholly or partly upon any statement or representation made by or on behalf of the Landlord save insofar as any such statement or representation is expressly set out in this Lease or has been made in writing by the Landlord’s solicitors to the Tenant’s solicitors before the date of entry into this Lease.

6.8.	Disputes

Any dispute arising as between the Tenant and the tenants or occupiers of any property adjoining neighbouring or opposite to the Demised Premises belonging to the Landlord as to any easement right or privilege in connection with the user of the Demised Premises and such property adjoining neighbouring or opposite to the Demised Premises or as to the party or other walls separating the Demised Premises from the adjoining property or as to the amount of any contribution towards the expenses of works to services used in common with any other property shall be decided by the Landlord’s Surveyor whose decision shall be binding upon all parties to the dispute (save in the case of manifest error).

6.9.	Removal of Tenant’s Property

(a)	If at such time as the Tenant has vacated the Demised Premises at the end of the Term any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within fourteen days after being requested in writing by the Landlord so to do then the Landlord may as the agent of the Tenant sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal storage and sale properly incurred by it to the order of the Tenant.

(b)	The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant.

6.10.	Surrender of Easements

At any time during the Term the Tenant will at the request of the Landlord enter into a deed of variation of this Lease to give up or alter rights of access and easements granted hereunder which are not reasonably necessary for the use and/or enjoyment of the Demised Premises or which the Landlord reasonably requires to be varied as part of the redevelopment of the whole or part of the Science Park so long as the alternative rights of access or other easements are no less convenient than those hereby granted and provided that the Landlord indemnifies the Tenant in respect of any cost and expense reasonably incurred by the Tenant either relating to any such deed of variation or with regard to the cost of any works required to the Demised Premises or the Science Park which are the result of such request from the Landlord and which are approved by the Landlord (such approval not to be unreasonably withheld).

6.11.	Notices

The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices required to be served hereunder.

6.12.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Lease or its subject matter or formation {including non-contractual disputes or claims).

6.13.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

6.14.	Break Clause

(a)	In this clause the following definitions apply:

Break Date: 28 September 2024.

Break Notice: written notice to terminate this Lease.

(b)	Subject to clause 6.14(c) the Tenant may terminate this Lease by serving a Break Notice on the Landlord at least nine months but not more than fifteen months before the Break Date.

(c)	A Break Notice served by the Tenant pursuant to clause 6.14(b) shall have no effect if at the Break Date:

(i)	the Tenant has not paid any part of the yearly rent or of the on-account service charge payable under clause 3.2 of the Lease or any VAT in respect of them, which was due to have been paid;

(ii)	the Tenant has not given the Demised Premises back to the Landlord free of the Tenant’s occupation and the occupation of any other lawful occupier and without any continuing underleases;

(iii)	the Tenant has not paid the Landlord the sum of ***58,140 plus (if applicable) VAT in cleared funds on or before the Break Date which sum is due, for the avoidance of doubt, in addition to any monies due under clause 6.14(c)(i).

(d)	The Break Notice shall be in writing and, for the purposes of this clause, writing does not include facsimile transmission or email.

(e)	Subject to clause 6.14(c), following service of a Break Notice pursuant to clause 6.14(b) this Lease shall terminate on the Break Date.

(f)	Time shall be of the essence in respect of all time periods and limits in this clause.

(g)	Termination of this Lease pursuant to this clause shall be without prejudice to any right or remedy of the Landlord in respect of any antecedent breach of the covenants or conditions on the part of the Tenant in this Lease, including any covenants expressed to be complied with before the end of the Term.

(h)	If the Lease terminates at the Break Date pursuant to clause 6.14(b) the Landlord will within 10 working days of the Break Date reimburse to the Tenant any proportion of the yearly rent and on-account service charge and any VAT on them paid in advance by the Tenant and which relates to a period after the Break Date.

6.15.	Uninsured risks

(a)	In this Clause 6.15 (Uninsured Risks), an “Uninsured Risk” means any risk, or some aspect of any risk, which would be covered by the risks itemised in the definition of “Insured Risks” but which:

(i)	is excluded from being so by reason of withdrawal of cover by the insurer and which is not otherwise available to be insured in the London insurance market; or

(ii)	is withdrawn from cover by the Landlord on the grounds that in the Landlord’s reasonable opinion cover cannot be placed in the London insurance market at reasonable commercial rates or on reasonable commercial conditions.

(b)	An Insured Risk does not become an Uninsured Risk for the purposes of clause 6.15(a) by reason only of:

(i)	being excluded, or partially excluded, from cover due to standard exclusion provisions on the policy;

(ii)	rejection by the insurer of liability, or some part of it, due to vitiation by the Tenant; or

(iii)	infringement by the Landlord of policy conditions for the maintenance of cover.

(c)	The obligations of the Tenant to repair and to decorate, and to yield up in repair and decorated, the Demised Premises do not apply to damage or destruction caused by an Uninsured Risk.

(d)	The provisions of this clause 6.15 (Uninsured Risks) apply if the Building (whether or not directly affecting the Demised Premises) is damaged or destroyed by an Uninsured Risk so as to make the Demised Premises unfit for occupation, use or enjoyment.

(e)	If the damage or destruction referred to in clause 6.15(d) occurs, the Landlord may within 12 months after the date of the damage or destruction elect to rebuild or reinstate the Demised Premises by giving notice to the Tenant to that effect and if the Landlord so elects the Landlord shall as soon as may reasonably be practicable use its reasonable endeavours to rebuild or reinstate the Building providing the cost of doing so out of its own resources.

(f)	The Landlord may at any time before it has made an election under clause 6.15(e) decide not to rebuild or reinstate the Building and may instead terminate this Lease by giving notice to the Tenant to that effect to expire immediately.

(g)	If the Landlord has not made an election under clause 6.15(e) within 12 months after the date of damage or destruction of the Building, the Tenant may terminate this Lease by giving to the Landlord notice to that effect at any time thereafter to expire immediately unless the Landlord has made such an election in the meantime.

(h)	During the period before the Landlord makes an election under clause 6.15.(e) or terminates this Lease under clause 6.15(f), the rent and service charge, or a fair proportion of them according to the nature and extent of the damage or destruction sustained, are to be suspended and cease to be payable and in case of dispute the matter shall be referred to arbitration under the provisions of the Arbitration Act 1996.

(i)	If the Landlord has not commenced rebuilding or reinstating the Building within twelve months after making the election under clause 6.15(e), the Tenant may terminate this Lease by giving to the Landlord notice to that effect at any time thereafter to expire immediately, unless the Landlord has commenced rebuilding or reinstating the Building before the expiry of the notice.

(j)	If the Landlord has not practically completed the works of rebuilding or reinstating the Building (as evidenced by the issue of the certificate or statement of practical completion under the building contract for the works) within the period of three years after making the election under Clause 6.15(e), then either the Landlord or the Tenant may terminate this Lease by giving to the other not less than six months’ notice to that effect to expire at the end of that period, unless practical completion has taken place before the expiry of the notice.

(k)	On the expiry of any notice of termination given under this Clause 6.15 (Uninsured Risks), this Lease will terminate unless provided otherwise, but without affecting any liability arising from a breach of covenant or condition which has occurred before then.

6.16.	Retention of Insurance Proceeds

On the termination of this Lease under clause 6.15 (Uninsured Risks) or if this Lease is terminated by the operation of the doctrine of frustration or otherwise, the Landlord is to be entitled to retain all of the proceeds of insurance for its exclusive benefit.

7.	New Lease

This Lease is a new tenancy for the purposes of the 1995 Act.

IN WITNESS whereof the parties to this Lease have executed and delivered this Lease as a deed the day and year first above written.

EXECUTED as a DEED by THE	)
OXFORD SCIENCE PARK LIMITED	)
acting by one director	)	/s/
[ ]	)	Director
in the presence of:

Witness signature	/s/ Philip Marsh

Witness name (BLOCK CAPITALS):             PHILIP MARSH

Address:	Midland House, West_____________ Oxford

Occupation:	Solicitor

EXECUTED as a DEED by	)
EX SCIENTIA LIMITED	)
acting by one director	)	/s/ Andrew Hopkins
[Andrew Hopkins ]	)	Director
in the presence of:

Witness signature	/s/ Miroslava Pilarova

Witness name (BLOCK CAPITALS):             MIROSLAVA PILAROVA

Address:	18 Church Hill Rd
OX4 3_____________ Oxford

Occupation:	Executive Assistant